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                                                                    EXHIBIT 23.6

INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Golden State Bancorp Inc. on Form S-4 of our report dated March 8, 1995, on the 1994 consolidated financial statements of CENFED Financial Corporation appearing in the Annual Report on Form 10-K of CENFED Financial Corporation for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                      /s/  Deloitte & Touche LLP

Los Angeles, California
March 9, 1998